Invitae Reports $103.6 Million in Revenue Driven by 259,000 in Billable Volume in First Quarter of 2021

— Increased quarterly revenue by 61% and volume by 72% year-over-year —
— Hosting conference call and webcast today at 4:30pm Eastern/1:30pm Pacific —

SAN FRANCISCO, May 4, 2021 – Invitae Corporation (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the first quarter ended March 31, 2021 signaling continued momentum into 2021.

“We had a very strong start to the year, experiencing record daily volumes, and we expect that momentum to continue into the coming years,” said Sean George, co-founder and chief executive officer of Invitae. “Genetic information is the foundation for personalized medicine, and we believe Invitae is uniquely positioned to deliver that information from a single platform across all stages of life, ushering personalized medicine into the mainstream to improve healthcare for all.”

First Quarter 2021 Financial Results
•Generated revenue of $103.6 million in the quarter, a 61% increase compared to $64.2 million in the same period in 2020
•Reported billable volume of 259,000 in the quarter, a 72% increase compared to 151,000 in the same period in 2020
•Reported average cost per billable unit of $290 in the quarter compared to $268 average cost per billable unit in the same period in 2020. Non-GAAP average cost per unit was $242 in the quarter
•Achieved gross profit for the first quarter of 2021 of $28.1 million, compared to $23.8 million in the same period in 2020. Non-GAAP gross profit was $40.5 million in the first quarter

Total operating expense, which excludes cost of revenue, for the first quarter of 2021 was $140.5 million compared to $121.6 million in the same period in 2020. Non-GAAP operating expenses, which excludes cost of revenue, for the quarter was $155.4 million.

Net loss for the first quarter of 2021 was $109.5 million, or a $0.56 net loss per share, compared to a net loss of $98.5 million in the first quarter of 2020, or a $0.99 net loss per share. Non-GAAP net loss for the quarter was $122.2 million, or a $0.63 non-GAAP net loss per share.

At March 31, 2021, cash, cash equivalents, restricted cash and marketable securities totaled $681.9 million as compared with $360.7 million as of December 31, 2020. Net increase in cash, cash equivalents and restricted cash for the quarter was $73.0 million. Non-GAAP cash burn was $112.3 million for the quarter. Cash burn for the quarter would have been $94.6 million excluding the cash paid for acquisitions, primarily related to the cash paid to acquire One Codex.

In January, the company announced the sale of approximately 8.9 million shares of its common stock at a price of $51.50 per share, resulting in net proceeds, after underwriting discounts and commissions and offering expenses, of $434.3 million. Subsequent to the close of the first quarter, on April 1, 2021, the company announced that a small group of investors, led by SB Management, a subsidiary of Softbank Group Corp., made an investment of $1.2 billion in convertible senior notes to support the company’s future growth initiatives.

Corporate and Scientific Highlights
•In April, the company announced plans to open a new laboratory and production facility near Research Triangle Park in North Carolina to further expand its capacity to strengthen our operations and help us offer industry-leading turnaround times - including for customers across the Atlantic and in South America.
•Made two additions to our platform:
◦Acquired genomics company Genosity to support the speed, efficiency and flexibility needed for mainstream global adoption of personalized cancer care and monitoring to help transform how cancer is diagnosed, treated and monitored; and
◦Added One Codex’s microbiome and infectious disease testing capabilities to offer a high-quality, low-cost, end-to-end metagenomics product (sequencing and results) and enable the development of future offerings in infectious disease, preterm birth and wellness.
•Joined The eMERGE Network, a nationwide effort organized and funded by the National Human Genome Research Institute, connecting genetic data and electronic medical record (EMR) systems to advance the use of genetics in healthcare. Invitae is providing genetic testing for a study of up to 25,000 people to evaluate the impact of population screening, especially on underserved populations.
•Issued Invitae’s inaugural Environmental, Social and Governance (ESG) report, highlighting the company’s commitment and increased focus on sustainability issues and in recognition of their impact on the business and patient health.
•Presented additional results at the 2021 American College of Medical Genetics and Genetics (ACMG) Annual Clinical Genetics Meeting from a landmark study conducted in collaboration with Mayo Clinic. The study evaluating colorectal cancer patients found one in six people harbor genetic changes that are known to substantially increase the risk for cancer, especially in patients who were younger when diagnosed.
•Added digital health AI company Medneon’s risk assessment tools to our education and clinical support offerings to further support cancer patients by making it easier for clinicians to determine who should get testing and how to use genetic information to individualize treatment
•Launched a project with Bristol Myers Squibb, Janssen Research & Development, LLC (Janssen), Novartis and Genentech, a member of the Roche Group, to develop a standardized panel for Molecular Residual Disease (MRD) detection in patients with Acute Myeloid Leukemia (AML) to support clinical trial testing across multiple drug development programs in order to better establish the clinical utility of MRD as a biomarker in AML.
•Expanded the capabilities of Invitae’s advanced clinical chatbot Gia to enable clinician use of Gia to guide their patients in an intuitive, enjoyable and telemedicine-friendly conversation through receiving and understanding genetic test results and possible next steps, including scheduling a call with a genetic counselor.
•Signed 25 biopharma partnership deals in the quarter, including the introduction of a new sponsored testing program to provide no-charge genetic testing to individuals at risk for or suspected of having the most common adult Neurodegenerative conditions, including Parkinson’s disease, amyotrophic lateral sclerosis and early-onset Alzheimer’s disease, in the United States, Canada, Australia and Brazil.

Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. To access the conference call and webcast, please register at the link below:

http://www.directeventreg.com/registration/event/6480598

Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email.

The live webcast of the call and slide deck, may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae
Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's belief regarding the momentum in its business and the drivers of that momentum; the company’s belief that it is uniquely positioned to deliver genetic information from a single platform across all stages of life, and the benefits of its position; the expected benefits of the company’s new facility; the significance of the company's recent studies and collaborations; and the impact and benefits of the company's acquisitions, partnerships and product offerings Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the company's ability to continue to grow its business, including internationally; the company's history of losses; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the applicability of clinical results to actual outcomes; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company's business; and the other risks set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP financial measures
To supplement Invitae's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP operating expense, including non-GAAP research and development, non-GAAP selling and marketing, non-GAAP general and administrative and non-GAAP other income (expense), net, as well as non-GAAP net loss and non-GAAP net loss per share and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends.

Management is excluding from some or all of its non-GAAP operating results (1) amortization of acquired intangible assets, (2) acquisition-related stock-based compensation, (3) post-combination expense related to the acceleration of equity grants or bonus payments in connection with the company's acquisitions, (4) adjustments to the fair value of acquisition-related assets and/or liabilities and (5) acquisition-related income tax benefits. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company's public disclosures.

Cash burn excludes (1) changes in marketable securities, (2) cash received from equity financings and (3) cash received from exercises of warrants. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company's operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.
In addition, other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$194,218	$124,794
Marketable securities	477,380	229,186
Accounts receivable	45,592	47,722
Inventory	30,656	32,030
Prepaid expenses and other current assets	31,889	20,200
Total current assets	779,735	453,932
Property and equipment, net	72,909	66,102
Operating lease assets	75,546	45,109
Restricted cash	10,275	6,686
Intangible assets, net	994,071	981,845
Goodwill	1,925,889	1,863,623
Other assets	14,889	13,188
Total assets	$3,873,314	$3,430,485
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$38,989	$25,203
Accrued liabilities	94,036	86,058
Operating lease obligations	10,569	8,789
Finance lease obligations	2,190	1,695
Total current liabilities	145,784	121,745
Operating lease obligations, net of current portion	78,129	48,357
Finance lease obligations, net of current portion	3,645	3,123
Debt	106,685	104,449
Convertible senior notes, net	342,919	283,724
Deferred tax liability	50,568	51,538
Other long-term liabilities	769,295	841,256
Total liabilities	1,497,025	1,454,192

Stockholders’ equity:
Common stock	20	19
Accumulated other comprehensive income	50	1
Additional paid-in capital	3,829,553	3,337,120
Accumulated deficit	(1,453,334)	(1,360,847)
Total stockholders’ equity	2,376,289	1,976,293
Total liabilities and stockholders’ equity	$3,873,314	$3,430,485

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Test revenue	$99,276	$63,078
Other revenue	4,345	1,170
Total revenue	103,621	64,248
Cost of revenue	75,491	40,422
Research and development	80,358	55,668
Selling and marketing	51,240	42,120
General and administrative	8,896	23,822
Loss from operations	(112,364)	(97,784)
Other income, net	4,465	4,708
Interest expense	(8,393)	(5,451)
Net loss before taxes	(116,292)	(98,527)
Income tax benefit	(6,800)	—
Net loss	$(109,492)	$(98,527)
Net loss per share, basic and diluted	$(0.56)	$(0.99)
Shares used in computing net loss per share, basic and diluted	194,000	99,632

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(109,492)	$(98,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,574	6,056
Stock-based compensation	58,775	29,278
Amortization of debt discount and issuance costs	2,735	3,632
Remeasurements of liabilities associated with business combinations	(66,999)	(3,367)
Benefit from income taxes	(6,800)	—
Post-combination expense for acceleration of unvested equity	2,959	—
Other	3,790	(659)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	2,814	(5,167)
Inventory	1,374	(6,619)
Prepaid expenses and other current assets	(11,237)	(434)
Other assets	811	602
Accounts payable	10,232	13,085
Accrued expenses and other liabilities	4,944	(240)
Net cash used in operating activities	(89,520)	(62,360)
Cash flows from investing activities:
Purchases of marketable securities	(325,956)	—
Proceeds from sales of marketable securities	—	12,532
Proceeds from maturities of marketable securities	74,763	24,965
Acquisition of businesses, net of cash acquired	(14,954)	(32,199)
Purchases of property and equipment	(6,431)	(3,831)
Other	(980)	(667)
Net cash provided by (used in) investing activities	(273,558)	800
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	434,263	—
Proceeds from issuance of common stock, net	2,551	1,172
Other	(723)	(621)
Net cash provided by financing activities	436,091	551
Net increase (decrease) in cash, cash equivalents and restricted cash	73,013	(61,009)
Cash, cash equivalents and restricted cash at beginning of period	131,480	157,572
Cash, cash equivalents and restricted cash at end of period	$204,493	$96,563

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cost of revenue	$75,491	$40,422
Amortization of acquired intangible assets	(9,833)	(2,674)
Acquisition-related stock-based compensation	(934)	—
Fair value adjustments to acquisition-related assets	(1,574)	—
Non-GAAP cost of revenue	$63,150	$37,748

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$103,621	$64,248
Cost of revenue	75,491	40,422
Gross profit	28,130	23,826
Amortization of acquired intangible assets	9,833	2,674
Acquisition-related stock-based compensation	934	—
Fair value adjustments to acquisition-related assets	1,574	—
Non-GAAP gross profit	$40,471	$26,500

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Research and development	$80,358	$55,668
Amortization of acquired intangible assets	(530)	(117)
Acquisition-related stock-based compensation	(10,473)	(18,799)
Acquisition-related post-combination expense	(60)	—
Non-GAAP research and development	$69,295	$36,752

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Selling and marketing	$51,240	$42,120
Amortization of acquired intangible assets	(1,692)	(786)
Acquisition-related stock-based compensation	(1,233)	—
Acquisition-related post-combination expense	(40)	—
Non-GAAP selling and marketing	$48,275	$41,334

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
General and administrative	$8,896	$23,822
Amortization of acquired intangible assets	—	(10)
Acquisition-related stock-based compensation	(30,974)	—
Acquisition-related post-combination expense	(3,742)	—
Fair value adjustments to acquisition-related liabilities	63,621	—
Non-GAAP general and administrative	$37,801	$23,812

Reconciliation of Operating Expense to Non-GAAP Operating Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Research and development	$80,358	$55,668
Selling and marketing	51,240	42,120
General and administrative	8,896	23,822
Operating expense	140,494	121,610
Amortization of acquired intangible assets	(2,222)	(913)
Acquisition-related stock-based compensation	(42,680)	(18,799)
Acquisition-related post-combination expense	(3,842)	—
Fair value adjustments to acquisition-related liabilities	63,621	—
Non-GAAP operating expense	$155,371	$101,898

INVITAE CORPORATION

Reconciliation of Other Income, Net to Non-GAAP Other Income, Net
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Other income, net	$4,465	$4,708
Fair value adjustments to acquisition-related liabilities	(3,378)	(3,663)
Non-GAAP other income, net	$1,087	$1,045

Reconciliation of Net Loss to Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(109,492)	$(98,527)
Amortization of acquired intangible assets	12,055	3,587
Acquisition-related stock-based compensation	43,614	18,799
Acquisition-related post-combination expense	3,842	—
Fair value adjustments to acquisition-related assets and liabilities	(65,425)	(3,663)
Acquisition-related income tax benefit	(6,800)	—
Non-GAAP net loss	$(122,206)	$(79,804)

Net loss per share, basic and diluted	$(0.56)	$(0.99)
Non-GAAP net loss per share, basic and diluted	$(0.63)	$(0.80)
Shares used in computing net loss per share, basic and diluted	194,000	99,632

INVITAE CORPORATION

Reconciliation of Net Increase in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

Three Months Ended March 31, 2021

Net cash used in operating activities	$(89,520)
Net cash provided by (used in) investing activities	(273,558)
Net cash provided by financing activities	436,091
Net increase in cash, cash equivalents and restricted cash	73,013

Adjustments:
Net changes in investments	249,694
Proceeds from public offering of common stock, net of issuance costs	(434,263)
Proceeds from exercises of warrants	(790)
Cash burn	$(112,346)

• Cash burn for the three months ended March 31, 2021 includes $17.7 million of cash paid for acquisitions, primarily related to the cash paid to acquire One Codex.

Source: Invitae Corporation
Contact:
Laura D’Angelo
ir@invitae.com
(628) 213-3369
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